Exhibit 99.2

CACHE HOLDINGS, INC. AND SUBSIDIARY

September 30, 2017 and 2016 and Year ended December 31, 2016

INDEPENDENT ACCOUNTANT’S COMPILATION REPORT

The Board of Directors and Stockholders

Cache Holdings, Inc.:

Management is responsible for the accompanying consolidated financial statements of Cache Holdings, Inc. and Subsidiary, which comprise the consolidated balance sheets as of September 30, 2017 and December 31, 2016, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the nine months ended September 30, 2017 and 2016 and the related notes to the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the consolidated financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these consolidated financial statements.

/S/ SEWELL & TAYLOR LLP SEWELL & TAYLOR LLP

February 2, 2018

CACHE HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2017 and December 31, 2016

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$6,066,766	$3,270,505
Federal funds sold	5,097,000	21,150,000

Cash and Cash Equivalents	11,163,766	24,420,505

Loans	309,299,789	268,541,608
Less allowance for loan losses	4,055,224	3,826,224

Loans, net	305,244,565	264,715,384
Premises and equipment, net	4,008,615	4,101,038
Accrued interest receivable	804,430	755,957
Investments in life insurance contracts	3,874,151	3,793,101
Federal Reserve Bank and Federal Home Loan Bank stock	1,610,000	1,284,100
Goodwill	2,867,191	2,867,191
Other assets	342,387	326,732

Total Assets	$329,915,105	$302,264,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing demand	$21,815,874	$18,427,390
Interest bearing deposits	255,713,386	247,062,443

Total Deposits	277,529,260	265,489,833

Accrued interest payable	165,090	134,199
Other liabilities	1,700,167	1,678,144
Other borrowings	14,259,100	2,300,000

Total Liabilities	293,653,617	269,602,176

Stockholders’ equity:
Common stock, $1.00 par value. Authorized 30,000 shares; issued 20,935 shares	20,935	20,935
Additional paid-in capital	23,410,216	23,348,095
Retained earnings	12,830,337	9,292,802

Total stockholders’ equity	36,261,488	32,661,832

Total Liabilities and Stockholders’ Equity	$329,915,105	$302,264,008

See Accompanying Notes

CACHE HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income

Nine Months ended September 30, 2017 and 2016

	2017	2016
Interest Income:
Loans	$11,354,014	$8,813,241
Federal Funds Sold	98,739	51,055
Other Interest and Dividend Income	76,402	40,265

Total interest income	11,529,155	8,904,561
Interest Expense:
Deposits	1,730,374	1,136,895
Other borrowed funds	165,767	36,506

Total interest expense	1,896,141	1,173,401

Net interest income	9,633,014	7,731,160
Provision for loan losses	440,000	780,000

Net interest income after provision for loan losses	9,193,014	6,951,160
Other Non-Interest Income:
Service charges on deposit accounts	65,091	77,385
Loans held for sale transaction fees	132,675	105,825
Bank owned life insurance	81,050	86,688
Gain on sale of loans	—	251,407
Other non-interest income	49,487	34,680

Total other non-interest income	328,303	555,985

Other non-interest expenses:
Salaries and employee benefits	2,344,348	2,124,532
Occupancy costs	323,211	324,387
Professional fees	131,647	99,956
Data processing	146,362	163,617
Marketing	124,760	142,497
Deposit insurance premiums	379,619	84,496
Other expenses	439,343	414,032

Total other non-interest expense	3,889,290	3,353,517

Net Income	$5,632,027	$4,153,628

See Accompanying Notes

CACHE HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Equity

Nine Months ended September 30, 2017 and 2016

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
Balance, December 31, 2015	$20,935	$23,280,446	$4,668,901	$27,970,282
Net income – Nine months ended September 30, 2016	—	—	4,153,628	4,153,628
Unearned compensation - Stock options	—	49,702	—	49,702
Dividends paid	—	—	(1,273,057)	(1,273,057)

Balance, September 30, 2016	$20,935	$23,330,148	$7,549,472	$30,900,555

Balance, December 31, 2016	$20,935	$23,348,095	$9,292,802	$32,661,832
Net income - Nine months ended September 30, 2017	—	—	5,632,027	5,632,027
Unearned compensation - Stock options	—	62,121	—	62,121
Dividends paid	—	—	(2,094,492)	(2,094,492)

Balance, September 30, 2017	$20,935	$23,410,216	$12,830,337	$36,261,488

See Accompanying Notes

CACHE HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Nine Months ended September 30, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$5,632,027	$4,153,628
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	440,000	780,000
Depreciation and amortization	124,601	121,352
Federal Home Loan Bank stock dividends	(34,800)	(12,300)
Stock based compensation expense	62,121	49,702
Earnings on cash value of life insurance	(81,050)	(86,688)
(Increase) decrease in accrued interest receivable	(48,473)	(116,512)
(Increase) decrease in other assets	(16,593)	(70,203)
Increase (decrease) in accrued interest payable	30,891	11,807
Increase (decrease) in other liabilities	22,023	135,891

Net cash provided by operating activities	6,130,747	4,966,677

Cash flows from investing activities:
Net redemptions (purchases) of Federal Reserve Bank and Federal Home Loan Bank stock	(291,100)	(504,000)
Net (increase) decrease in loans	(40,969,181)	(81,465,298)
Additions to premises and equipment	(31,240)	(58,589)

Net cash provided (used) in investing activities	(41,291,521)	(82,027,887)

Cash flows from financing activities:
Net increase (decrease) in deposits	12,039,427	48,097,719
Net increase (decrease) in other borrowings	11,959,100	22,825,700
Dividends paid	(2,094,492)	(1,273,057)

Net cash provided (used) by financing activities	21,904,035	69,650,362

Net increase (decrease) in cash and cash equivalents	(13,256,739)	(7,410,848)
Cash and cash equivalents, beginning of period	24,420,505	20,781,488

Cash and cash equivalents, end of period	$11,163,766	$13,370,640

Supplemental Cash Flow Information:
Interest Paid	$1,865,250	$1,161,375

See Accompanying Notes

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a description of the significant accounting and reporting policies which the Company follows in preparing and presenting its financial statements. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements present the accounts of Cache Holdings, Inc. (the Company) and its wholly owned subsidiary, Patriot Bank (the Bank). All significant intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Nature of Operations

Cache Holdings, Inc. is a bank holding company whose operations consist principally of owning Patriot Bank.

Patriot Bank operates under a state bank charter and provides full banking services. The Bank is subject to regulation of the Federal Reserve, the Federal Deposit Insurance Corporation and the Oklahoma State Banking Department. The area served by Patriot Bank is primarily Oklahoma and surrounding states.

Organization

The Company purchased, as of October 16, 2009, 100% of the outstanding stock of First BankCentre, Broken Arrow, Oklahoma, and changed its name to Patriot Bank.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

Loans Held for Sale

The Bank is funding loans originated by a Mortgage Company until the loans are securitized and sold. The Bank earns interest on the loans, plus a transaction fee, when the loans are sold. The carrying value of the loans is considered to be fair market value.

Loans

Loans are carried at the principal amount outstanding. Interest income on loans is credited to operations based on the principal amount outstanding. Loan origination fees and related costs, if material, are deferred and amortized as a yield adjustment over the life of the related loans.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans (continued)

Loans are placed on nonaccrual status when management believes that the borrower’s financial condition, after giving consideration to economic and business conditions and collection efforts, is such that collection of interest is doubtful. In the normal course of business, when a loan is placed on nonaccrual status, all previously accrued but uncollected interest is reversed against the appropriate income and balance sheet accounts. For interest accrued in the current year, the entry is made directly against the interest income account. For interest accrued in prior accounting periods, the interest is charged against the Allowance for Loan Losses account if provisions for possible interest loss were previously made. If accrued interest provisions had not been provided, the charge will be expensed against current earnings as other non-interest expense.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

This allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. General component cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral- dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Loan Losses (continued)

collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets.

Bank-Owned Life Insurance

The Bank purchased single-premium life insurance on certain officers of the Bank. Appreciation in value of the insurance policies is classified as noninterest income.

Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB)

Federal Reserve Bank and Federal Home Loan Bank stock are required investments for institutions that are members of the FRB and the FHLB. Stocks are carried at cost. The stocks are considered restricted securities and are periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Income Taxes

The Company and its banking subsidiary are small business corporations (S Corporations) as defined in Section 1361(a) of the Internal Revenue Code. As an S Corporation, the Company and the Bank are generally exempt from statutory income taxes. The results of operations of the Company are included in the income tax returns of the individual stockholders. In accordance with certain provisions of the Internal Revenue Code, the Company files a consolidated income tax return with its banking subsidiary.

Consolidated income tax returns for the years 2014, 2015 and 2016 are statutorily open for examination by the Internal Revenue Service and the Oklahoma Tax Commission.

Treasury Stock

Treasury stock transactions are recorded at cost on a specific identification basis.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(2)	RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve at September 30, 2017 and December 31, 2016, was approximately $2,668,000 and $1,455,000, respectively.

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans consist of the following at September 30, 2017 and December 31, 2016:

in Thousands	September 30, 2017	December 31, 2016
Real Estate: Construction & Land Development	$39,153	$36,222

Real Estate - Mortgage:
Farmland	544	424
Multifamily	8,152	8,360
Commercial Properties	112,529	95,822
Residential Properties	37,030	28,062
Loans Held For Sale	27,126	23,715

Total Real Estate - Mortgage	185,381	156,383

Commercial and Industrial	84,438	75,593
Consumer	328	343

Total Loans	309,300	268,541
LESS: Allowance for Loan Losses	(4,055)	(3,826)

Net Loans	$305,245	$264,715

Total Loans as listed above	$309,300	$268,541
Less Loans Held for Sale	27,126	23,715

Total Loans net of Loans Held for Sale	$282,174	$244,826

At September 30, 2017 and December 31, 2016, the Bank had $125.50 million and $127.53 million of loans pledged as collateral for certain borrowings.

As of September 30, 2017, the real estate portfolio constituted 72.6% of the total loan portfolio. This can be broken down further into the following categories: 12.7% construction and land development, 36.4% commercial real estate, and 12.0% residential real estate loans, as a percent of total loans. The commercial real estate can be further broken down to 15.9% in owner occupied properties and 20.5% in non-owner occupied properties, as a percent of total loans.

As of December 31, 2016, the real estate portfolio constituted 72% of the total loan portfolio. This can be broken down further into the following categories: 13% construction and land development, 39% commercial real estate, and 19% residential real estate loans, as a percent of total loans. The commercial real estate can be further broken down to 17% in owner occupied properties and 24% in non-owner occupied properties, as a percent of total loans.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

The Company’s construction and land development loans are secured by real property where the loan funds will be used to acquire land and to construct or improve appropriately zoned real property for the creation of income producing or owner occupied commercial properties. Borrowers are generally required to put equity into the project at levels determined by the loan committee and usually are underwritten with a maximum term of 24 months.

Commercial real estate loans are secured by improved real property which is generating income in the normal course of business. Debt service coverage minimums, assuming stabilized occupancy, are typically required to support a permanent loan. The debt service coverage minimum is ordinarily at 1.20 to 1.00. These loans are generally underwritten with a term not greater than 10 years or the remaining useful life of the property, whichever is less. The preferred term is between 3 to 5 years, with maximum amortization of 25 years.

Residential real estate loans are secured by improved real property of the borrower and are usually underwritten with a term of 1 to 5 years, but may be underwritten with terms up to 25 years.

The Company also makes commercial and industrial loans for a variety of purposes, which include working capital, equipment, and accounts receivable financing. This category represents approximately 27.3% of the loan portfolio at September 30, 2017, as compared to 28.1% at December 31, 2016. Loans in this category generally carry a variable interest rate. Commercial loans meet reasonable underwriting standards, including appropriate collateral and cash flow necessary to support debt service. Personal guarantees are generally required, but may be limited.

The following tables show the allowance for loan losses for the nine months ended September 30, 2017 and 2016 and recorded investment in loans as of September 30, 2017 and December 31, 2016:

in Thousands	Construction and Land Development	Multifamily	Farmland	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer	Total
September 30, 2017
Allowance for Loan Losses:
Beginning Balance	$1,017	$200	$5	$1,251	$369	$981	$3	$3,826
Charge-Offs	—	—	—	(215)	—	—	—	(215)
Recoveries	—	—	—	—	4	—	—	4
Provisions	117	23	0	143	45	112	0	440

Ending Balance	$1,134	$223	$5	$1,179	$418	$1,093	$3	$4,055

Ending Balance: Individually Evaluated for Impairment	$—	$—	$—	$—	$—	$—	$—	$—

Ending Balance: Collectively Evaluated for Impairment	$1,134	$223	$5	$1,179	$418	$1,093	$3	$4,055

Loans:
Ending Balance	$39,153	$8,152	$544	$112,529	$37,030	$84,438	$328	$282,174

Ending Balance: Individually Evaluated for Impairment	$—	$—	$—	$—	$—	$—	$—	$—

Ending Balance: Collectively Evaluated for Impairment	$39,153	$8,152	$544	$112,529	$37,030	$84,438	$328	$282,174

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

in Thousands	Construction and Land Development	Multifamily	Farmland	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer	Total
September 30, 2016
Allowance for Loan Losses:
Beginning Balance	$860	$164	$3	$840	$249	$710	$2	$2,828
Charge-Offs	—	—	—	—	—	(50)	—	(50)
Recoveries	—	—	—	—	—	—	—	—
Provisions	236	44	1	231	74	194	—	780

Ending Balance	$1,096	$208	$4	$1,071	$323	$854	$2	$3,558

Ending Balance: Individually Evaluated for Impairment	$—	$—	$—	$—	$—	$—	$—	$—

Ending Balance: Collectively Evaluated for Impairment	$1,096	$208	$4	$1,071	$323	$854	$2	$3,558

Loans:
Ending Balance	$36,095	$8,428	$427	$102,427	$27,674	$69,690	$360	$245,101

Ending Balance: Individually Evaluated for Impairment	$—	$—	$—	$—	$—	$—	$—	$—

Ending Balance: Collectively Evaluated for Impairment	$36,095	$8,428	$427	$102,427	$27,674	$69,690	$360	$245,101

December 31, 2016 Loans:
Ending Balance	$36,222	$8,360	$424	$95,822	$28,062	$75,593	$343	$244,826

Ending Balance: Individually Evaluated for Impairment	$—	$—	$—	$—	$—	$—	$—	$—

Ending Balance: Collectively Evaluated for Impairment	$36,222	$8,360	$424	$95,822	$28,062	$75,593	$343	$244,826

Credit quality indicators as of September 30, 2017 and December 31, 2016 are as follows:

Internally assigned grade:

Pass – loans in this category have strong asset quality and liquidity along with a multi-year track record of profitability.

Watch – Loans classified as watch possess potential weaknesses that require management attention, but do not yet warrant adverse classification. While the status of a loan put on this list may not technically trigger their classification as Special Mention or Substandard, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Bank.

Special mention – loans in this category are currently protected but are potentially weak. The credit risk may be relatively minor, yet constitute an increased risk in light of the circumstances surrounding a specific loan.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Substandard – loans in this category show signs of continuing negative financial trends and unprofitability at various times, and, therefore, are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.

Doubtful – loans in this category are illiquid and highly leveraged, have negative net worth, cash flow, and continuing operating losses. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as loss is deferred until its more exact status may be determined.

Loss – loans in this category are considered uncollectible and of such little value that their continuance as bankable loans is not warranted. This classification does not mean that the loan has no recovery value, but that it is not practical to defer writing it off, even though partial recovery may be affected in the future. Such credits should be recommended for charge-off.

The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.

Credit risk profile by internally assigned grade:

in Thousands	Construction and Land Development	Multifamily	Farmland	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer	Total
September 30, 2017
Pass	$37,646	$8,152	$544	$107,475	$36,131	$78,524	$328	$268,800
Watch	1,507	—	—	4,163	899	4,132	—	10,701
Substandard	—	—	—	891	—	1,782	—	2,673

Total	$39,153	$8,152	$544	$112,529	$37,030	$84,438	$328	$282,174

December 31, 2016
Pass	$34,291	$8,360	$424	$90,733	$27,832	$68,033	$343	$230,016
Watch	1,931	—	—	5,089	230	4,604	—	11,854
Substandard	—	—	—	—	—	2,956	—	2,956

Total	$36,222	$8,360	$424	$95,822	$28,062	$75,593	$343	$244,826

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Information on impaired loans for the nine months ended September 30, 2017 and year ended December 31, 2016 are as follows:

in Thousands	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
September 30, 2017 With No Related Allowance Recorded:
Construction & Land Development	$—	$—	$—	$—	$—
Commercial Real Estate	891	891	—	1,158	38
Residential Real Estate	—	—	—	—	—
Commercial & Industrial	—	—	—	—	—
Consumer	—	—	—	—	—

Total	$891	$891	$—	$1,158	$38

With Related Allowance Recorded:
Construction & Land Development	$—	$—	$—	$—	$—
Commercial Real Estate	—	—	—	—	—
Residential Real Estate	—	—	—	—	—
Commercial & Industrial	—	—	—	—	—
Consumer	—	—	—	—	—

	$—	$—	$—	$—	$—

Construction & Land Development	$—	$—	$—	$—	$—
Commercial Real Estate	891	891	—	1,158	38
Residential Real Estate	—	—	—	—	—
Commercial & Industrial	—	—	—	—	—
Consumer	—	—	—	—	—

Grand Total	$891	$891	$—	$1,158	$38

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

in Thousands	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2016 With No Related Allowance Recorded:
Construction & Land Development	$—	$—	$—	$—	$—
Commercial Real Estate	1,213	1,213	—	1,238	158
Residential Real Estate	—	—	—	—	—
Commercial & Industrial	716	716	—	794	269
Consumer	—	—	—	—	—

Total	$1,929	$1,929	$—	$2,032	$427

With Related Allowance Recorded:
Construction & Land Development	$—	$—	$—	$—	$—
Commercial Real Estate	—	—	—	—	—
Residential Real Estate	—	—	—	—	—
Commercial & Industrial	—	—	—	—	—
Consumer	—	—	—	—	—

	$—	$—	$—	$—	$—

Construction & Land Development	$—	$—	$—	$—	$—
Commercial Real Estate	1,213	1,213	—	1,238	158
Residential Real Estate	—	—	—	—	—
Commercial & Industrial	716	716	—	794	269
Consumer	—	—	—	—	—

Grand Total	$1,929	$1,929	$—	$2,032	$427

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Age analysis tables of past due loans as of September 30, 2017 and December 31, 2016 are as follows:

in Thousands	30-59 Days Past Due	60-89 Days Past Due	≥ 90 Days Past Due	Total Past Due	Current	≥ 90 & Still Accruing
September 30, 2017
Construction & Land Development	$—	$—	$—	$—	$39,153	$—
Multifamily	—	—	—	—	8,152	—
Farmland	—	—	—	—	544	—
Commercial Properties	—	—	891	891	111,638	—
Residential Properties	—	—	—	—	37,030	—
Commercial and Industrial	—	—	—	—	84,438	—
Consumer	7	—	—	7	321	—

Total	$7	$—	$891	$898	$281,276	$—

December 31, 2016
Construction & Land Development	$—	$—	$—	$—	$36,222	$—
Multifamily	—	—	—	—	8,360	—
Farmland	—	—	—	—	424	—
Commercial Properties	—	1,452	—	1,452	94,370	—
Residential Properties	—	—	—	—	28,062	—
Commercial and Industrial	—	621	—	621	74,972	—
Consumer	—	—	—	—	343	—

Total	$—	$2,073	$—	$2,073	$242,753	$—

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(3)	LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Information on performing and nonaccrual impaired loans as of September 30, 2017 and December 31, 2016 is as follows:

in Thousands	September 30, 2017	December 31, 2016
Impaired Performing Loans:
Construction & Land Development	$—	$—
Multifamily	—	—
Farmland	—	—
Commercial Properties	—	—
Residential Properties	—	—
Commercial and Industrial	—	—
Consumer	—	—

Total Impaired Performing Loans	$—	$—

Impaired Nonperforming Loans:
Nonaccrual Loans:
Construction & Land Development	$—	$—
Multifamily	—	—
Farmland	—	—
Commercial Properties	891	1,213
Residential Properties	—	—
Commercial and Industrial	—	716
Consumer	—	—

Total Impaired Nonperforming Loans	$891	$1,929

(4)	PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	September 30, 2017	December 31, 2016
Land	$900,000	$900,000
Building	2,992,441	2,992,441
Furniture, fixtures and equipment	1,071,986	1,040,747

	4,964,427	4,933,188
Less accumulated depreciation	955,812	832,150

	$4,008,615	$4,101,038

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(5)	INVESTMENT IN LIFE INSURANCE CONTRACTS

The Company is the owner and the beneficiary of life insurance policies on certain directors and officers of the Bank, with aggregate death benefits of approximately $10,910,000 and $10,988,000 as of September 30, 2017 and December 31, 2016, respectively. The cash surrender value on the policies amounted to $3,874,151 and $3,793,101 as of September 30, 2017 and December 31, 2016, respectively.

(6)	SAVINGS PLAN

The Bank has a savings plan which incorporates the provisions of Section 401(k) of the Internal Revenue Code. All employees, after meeting age and service requirements, are eligible to participate in the plan and receive matching employer contributions based upon years of service and the amount of contributions elected by the employee. Contributions by the Bank were $60,495 and $48,554 during the nine months ended September 30, 2017 and 2016, respectively.

(7)	DEPOSITS

A summary of deposits follows:

	September 30, 2017	December 31, 2016
Demand	$21,815,874	$18,427,390
NOW Accounts	69,099,475	68,509,729
Money Market Accounts	61,969,622	62,009,213
Savings	351,992	508,786
Certificates of Deposit, $250,000 and over	16,339,263	16,760,406
Other Certificates of Deposit	107,953,034	99,274,309

Total deposits	$277,529,260	$265,489,833

Certificates of deposit and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250 thousand or more totaled $16,339,263 and $16,760,406 at September 30, 2017 and December 31, 2016, respectively, and are included in interest-bearing deposits in the consolidated balance sheets.

At September 30, 2017, the scheduled maturities of certificates of deposit were as follows:

Due in 1 year	$114,700,569
Due in years 2-3	8,364,185
Due in years 4-5	1,227,543

Total	$124,292,297

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(8)	OTHER BORROWINGS

Other borrowings consist of:

	2017	2016
Federal Home Loan Bank of Topeka-line of credit	$11,959,100	$—
Federal Home Loan Bank of Topeka-term advance	1,300,000	1,300,000
The Bankers Bank	1,000,000	1,000,000

Total	$14,259,100	$2,300,000

Federal Home Loan Bank term advance at September 30, 2017 matures as follows:

October 26, 2018	$600,000
April 24, 2019	700,000

$1,300,000

Federal Home Loan Bank borrowings are secured by certain loans.

The Bankers Bank note, with interest at prime floating, 4.25%, matures May 27, 2018 and is secured by Bank stock.

At September 30, 2017, the Bank had unused lines of credit aggregating approximately $98,000,000.

(9)	DIVIDENDS FROM BANK SUBSIDIARY

Dividends from Patriot Bank are the primary source of funds available to the Company for interest and principal payments on the note payable and for other cash requirements.

Banks are restricted under various statutes as to the amount of dividends that may be paid in any calendar year. Generally, banks can pay dividends equal to the prior two years undistributed net profits (as defined) plus an additional amount equal to the bank’s net profits during the applicable dividend period without prior approval by the Federal Reserve.

At September 30, 2017, the Bank could pay dividends of approximately $13,000,000 with approval of the Bank regulators.

(10)	STOCK OPTIONS

The Company has granted incentive stock options to certain officers of Patriot Bank. The options granted are to purchase Company common stock at not less than fair market value at date of grant. Options are generally exercisable annually in cumulative installments of 20% and fully vest upon a change of control.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(10)	STOCK OPTIONS (continued)

The following summarizes stock option activity for 2017 and 2016:

	Shares	Exercise Price Range
Outstanding as of December 31, 2015	2,020	$1,000-$1,500
Granted	500	$1,500
Cancelled	—	—
Exercised	—	—

Outstanding as of December 31, 2016	2,520	$1,000-$1,500
Granted	—	—
Cancelled	—	—
Exercised	—	—

Outstanding as of September 30, 2017	2,520	$1,000-$1,500

As of September 30, 2017 and December 31, 2016, 1,446 shares and 1,122 shares were exercisable at prices ranging from $1,000 to $1,500 per share.

Stock-based compensation expense recognized in the accompanying consolidated statements of income amounted to $62,121 and $49,702 for the nine months ended September 30, 2017 and 2016, respectively. At September 30, 2017, there was $160,220 of unrecognized compensation cost.

(11)	RELATED PARTY TRANSACTIONS

In the ordinary course of business, officers, directors and employees of the Bank are customers of and engage in transactions with the Bank. These transactions are on substantially the same terms as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk or present other unfavorable features. Loans to such parties are made in accordance with terms and policies of the Bank and are specifically authorized by the Board of Directors. Aggregate loans, owed to the Bank by such persons, were approximately $7,440,000 and $6,588,000 at September 30, 2017 and December 31, 2016, respectively. Deposits from related parties held by the Bank at September 30, 2017 and December 31, 2016 amounted to approximately $2,849,000 and $5,600,000, respectively.

(12)	COMMITMENTS AND CONTINGENT LIABILITY

Loans – In the normal course of business, the Bank makes commitments under standby letters of credit that are not reflected in the accompanying financial statements. Commitments under these standby letters of credit aggregated approximately $982,291 and $727,000 at September 30, 2017 and December 31, 2016, respectively.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(12)	COMMITMENTS AND CONTINGENT LIABILITY (continued)

The Bank is committed to fund unused portions of lines of credit and construction loans to borrowers in compliance with the related loan agreements that are not reflected in the accompanying financial statements. At September 30, 2017 and December 31, 2016, the unused portions of lines of credit and construction loans aggregated approximately $46,400,000 and $34,800,000, respectively.

The Bank does not anticipate any material losses as a result of these commitments.

(13)	LITIGATION

The Bank is subject to various claims and lawsuits which arise primarily in the ordinary course of business. There are no outstanding or unresolved claims or lawsuits.

(14)	REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Common Equity Tier 1 Capital (“CETI”), Tier 1 Capital, Total Capital and leverage ratio of Tier 1 Capital. The requirements are:

•	4.5% based upon CETI,

•	6.0% based upon Tier 1 Capital,

•	8.0% based on total regulatory capital, and

•	Leverage ratio of Tier 1 Capital assets equal to 4%.

As of September 30, 2017 and December 31, 2016, management believes the Bank met all capital adequacy requirements to which they are subject. As of September 30, 2017, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank’s category.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(14)	REGULATORY CAPITAL REQUIREMENTS (continued)

The Bank’s actual capital amounts and ratios are presented in the following table (in thousands):

	Actual		Minimum Required For Capital Adequacy Under Basel III Phase-In		Minimum Required For Capital Adequacy Under Basel III Fully Phased-In
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2017
Common Equity Tier I Ratio	$34,195	10.47%	$17,140	>5.25%	$22,854	> 7.0%
Tier I Capital to Risk Weighted Assets	$34,195	10.47%	$21,629	>6.625%	$27,751	> 8.5%
Total Risk Based Capital to Risk Weighted Assets	$38,250	11.72%	$28,159	>8.625%	$34,281	>10.5%
Tier I Capital to Average Assets	$34,195	10.27%	$13,321	>4.0%	$13,321	> 4.0%
December 31, 2016
Common Equity Tier I Ratio	$30,568	10.61%	$14,765	>5.125%	$20,168	> 7.0%
Tier I Capital to Risk Weighted Assets	$30,568	10.61%	$19,087	>6.625%	$24,490	> 8.5%
Total Risk Based Capital to Risk Weighted Assets	$34,172	11.86%	$24,850	>8.625%	$30,252	>10.5%
Tier I Capital to Average Assets	$30,568	10.03%	$12,192	>4.0%	$12,182	> 4.0%

(15)	FAIR VALUE OF ASSETS AND LIABILITIES

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

These techniques are significantly affected by the assumptions used, including the discount rate and estimate of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value accounting guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset, a change in valuation technique or the use of multiple valuation techniques may be appropriate.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(15)	FAIR VALUE OF ASSETS AND LIABILITIES (continued)

In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Company groups its financial assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

•	Level 1: Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•	Level 2: Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•	Level 3: Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities may include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

When available, the Company attempts to use quoted market prices to determine fair value and classifies such items as Level 1 or Level 2. If quoted market prices are not available, fair value is often determined using model-based techniques incorporating various assumptions, including interest rates, prepayment speeds and credit losses. Assets and liabilities valued using model-based techniques are classified as either Level 2 or Level 3, depending on the extent to which the valuation inputs are based on market data obtained from independent sources.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(15)	FAIR VALUE OF ASSETS AND LIABILITIES (continued)

The estimated fair values, and related carrying amounts, of the Company’s financial instruments are as follows:

	September 30, 2017		December 31, 2016
	Fair Value	Carrying Value	Fair Value	Carrying Value
	(in Thousands)		(in Thousands)
Financial Assets:
Cash and cash equivalents	$11,164	$11,164	$24,420	$24,420
Federal Reserve Bank and Federal Home Loan Bank stock	1,610	1,610	1,284	1,284
Loans Held for Sale	27,126	27,126	23,715	23,715
Loans, net	292,925	278,119	253,830	241,000
Interest receivable	804	804	756	756
Financial Liabilities:
Deposits	267,755	277,529	255,423	265,490
Other Borrowings	14,259	14,259	2,315	2,300
Interest Payable	165	165	134	134
Off-Balance Sheet Commitments:
Standby Letters of Credit	982	982	727	727

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents and Interest Bearing Deposits in Banks – The carrying value approximates their fair values.

Loans Held for Sale – The carrying value approximates its fair value.

Loans – The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality.

Interest Receivable – The carrying value approximates its fair value.

Deposits – The fair values disclosed for demand deposits (for example, interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Short-Term Borrowings – The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on current market rates for similar types of borrowing arrangements.

CACHE HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year ended December 31, 2016

(15)	FAIR VALUE OF ASSETS AND LIABILITIES (continued)

Interest Payable – The carrying value approximates the fair value.

Off-Balance Sheet Instruments – Fair values for the Company’s off-statement-of-financial-condition instruments (unused lines of credit and letters of credit), which are based upon fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and counterparties’ credit standing, are not significant. Many of the Company’s off-balance sheet instruments, primarily loan commitments and standby letters of credit, are expected to expire without being drawn upon; therefore, the commitment amounts do not necessarily represent future cash requirements.

(16)	CONCENTRATIONS

The Company held approximately $224,500,000 and $156,384,000 at September 30, 2017 and December 31, 2016, respectively, in loans collateralized by real estate.

(17)	SUBSEQUENT EVENTS

Cache Holdings, Inc. and its subsidiary, Patriot Bank, have agreed to be acquired by Equity Bancshares, Inc. The acquisition, which was subject to regulatory approval, was completed in the fourth quarter of 2017.

* * * * *